UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2009
EATON CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-1396	34-0196300

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

Eaton Center
Cleveland, Ohio	44114

(Address of principal executive offices)	(Zip Code)
(216) 523-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer's.
     On January 28, 2009, the Board of Directors of Eaton Corporation (the “Company”) expanded the size of the Board to twelve members and elected Arthur E. Johnson to the Board to fill the vacancy thus created. Mr. Johnson, age 62, is Senior Vice President, Corporate Strategic Development with Lockheed Martin Corporation, a position he has held since December 2001. Mr. Johnson was appointed by the Company’s Board of Directors to the Governance and Audit Committees.
     Mr. Johnson currently serves on the boards of AGL Resources, Inc. and Fidelity Investments.
     Pursuant to the terms of the Company’s 2008 Stock Plan, on January 28, 2009 Mr. Johnson received an automatic grant of 1,527 restricted common shares of the Company. On the same date, each other member of the Board was also automatically granted 1,527 restricted common shares of the Company, also pursuant to the terms of the 2008 Stock Plan. All of these restricted shares vest upon leaving Board service after two (2) years of continuous service, immediately upon death or disability, upon retirement from Board service due to reaching the mandatory retirement age or upon a change of control of the Company. Mr. Johnson also will receive compensation pursuant to the Company’s standard arrangements for directors as described in its proxy statement for the 2008 Annual Meeting of Shareholders, and will be eligible to participate in the Company’s 2005 Non-Employee Director Fee Deferral Plan.
     The Company and Mr. Johnson have entered into an indemnification agreement in the same form as the Company has used with each other director and officer of the Company. The form indemnification agreement provides that, to the fullest extent permitted by law, the Company will indemnify each director or officer against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the director or officer in connection with any claim against the director or officer as a result of the director’s service as a member of the Board of Directors or the officer’s service as an officer of the Company. The summaries of the material terms of the form indemnification agreement and the stock option agreement set forth above are qualified in their entirety by reference to the full text of such agreements. (See Exhibits 10.1 and 10.2, respectively, to this Report, which are incorporated herein by reference.) A copy of the press release issued by the Company on January 28, 2009 is included as Exhibit 99.1 to this Report and is incorporated herein by reference.
     There are no related party transactions involving Mr. Johnson that would require disclosure pursuant to S-K Item 404(a). There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which Mr. Johnson was selected as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

10.1	Form of Indemnification Agreement between the Company and each of the non-employee directors of the Company filed as Exhibit 10.1 to the Company’s Form 8-K Report filed on January 26, 2007, and incorporated herein by reference.

10.2	Form of Restricted Share Agreement pursuant to the 2008 Stock Plan.

99.1	Press Release dated January 28, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON CORPORATION
Date: January 28, 2009	/s/ R. H. Fearon
R. H. Fearon
Executive Vice President - Chief Financial and Planning Officer